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                                                                    Exhibit 4.06

                               SECURITY AGREEMENT

         THIS  SECURITY   AGREEMENT   dated  as  of  June  15,  1999  ("Security
Agreement"), is made by REALMED CORPORATION, an Indiana corporation ("Grantor"), in favor of GEMPLUS CORP., a Delaware corporation ("Secured Party"').

                                    RECITALS

         A.  Grantor is  indebted  to Secured  Party  pursuant  to that  certain
Subordinated Secured Promissory Note of even date herewith in the original principal amount of $4,285,797.87 (the "Note").

         B. Secured Party is willing to advance the amounts evidenced by the Note (the "Loans") to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to Secured Party this Security Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in order to induce Secured Party to make the Loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

         1. DEFINED TERMS. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

         "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

         "Contracts" means with respect to the sale, lease, transfer or other disposition of the Readers and the Proceeds therefrom, all contracts, undertakings, franchise agreements or other agreements in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof, excepting all transactions for which Secured Party has been tendered payment for the applicable reader(s) in the normal course of business.

         "Event of Default" means (i) any failure by Grantor forthwith to pay or perform any of the Secured Obligations (ii) any failure by Grantor to comply with terms, conditions, covenants or agreements set forth in this Security
Agreement and (iii) any "Event of Default" as defined in the Note not cured within five (5) business days after notice thereof is tendered in the manner provided for herein.


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         "Lien"  means  any  mortgage,  lien,  deed of  trust,  charge,  pledge, security interest or other encumbrance.

         "Payment" has the meaning set forth in Section 2(b).

         "Permitted Lien" means any Liens constituting "Senior Indebtedness" as that term is defined in the Note.

         "Readers" means all Smart Card Readers, Part Number #GCR500 US-HC, in which Grantor now holds any interest, excepting all readers for which Grantor has tendered the Payment to Secured Party.

         "Secured Obligations" means (a) the obligation of Grantor to repay Secured Party all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Note, (b) and any obligation of Grantor to pay any fees, costs and expenses of the Secured Party under Section 6(b) hereof.

         "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

         In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC (definition sections of the UCC are noted parenthetically): "Account Debtor" (9105(l)(a)); "Accounts" (9106); "Chattel Paper" (9105(l)(b)); "Documents" (9105(l)(f); "Instruments" (9105(l)(i); "Proceeds" (9306(l)). Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Grantor, as such relate only to the Readers or the sale, lease, transfer or other disposition thereof, or the Proceeds therefrom, excepting all transactions for which Secured Party has tendered payment for the applicable reader(s) in the normal course of business.

         2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Secured Party to cause the Loans to be made, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, and hereby grants to Secured Party, a security interest in all of Grantor's right, title and interest in, to and under the following (all of which being collectively referred to herein as the "Collateral"):

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              (a)   Each Reader for which payment of $135.00 (the  "Payment")
to Secured Party has not been  tendered; and

              (b) To the extent not otherwise included, all proceeds from the sale or other disposition of each Reader, not to exceed $135.00 per Reader, to the extent such proceeds have not been tendered to Secured Party.

         3.  RIGHTS OF SECURED PARTY; COLLECTION OF ACCOUNTS.

              (a) Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Secured Party shall not have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the granting to Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any Contract pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

              (b) Secured Party authorizes Grantor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner.

         Secured Party may, upon the occurrence and during the continuation of any Event of Default and upon five days written notice to Grantor, limit or terminate said authority at any time. Upon the occurrence and during the continuance of any Event of Default, at the reasonable request of Secured Party, Grantor shall deliver, with respect to all affected Accounts, all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

              (c) Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, and upon five days written notice to Grantor, notify affected Account debtors of Grantor, parties to the Contracts of Grantor, obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to Secured Party and that payments shall be made directly to Secured Party. Upon the reasonable request of Secured Party upon the occurrence and during the continuance of any event of Default, Grantor shall so notify such Account debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default, Secured Party

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may,  upon five days  written  notice to Grantor,  in its name or in the name of others, communicate with such Account debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Secured Party's reasonable satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

              (d) Notwithstanding anything in this Agreement, Secured Party's rights shall be subordinated (i) to the rights of Newcourt Financial USA Inc. ("Newcourt") in any Proceeds (whether constituting Chattel Paper, Instruments or Accounts) to the extent that such Proceeds were purchased by, or assigned to Newcourt under that certain Master Vending Program Agreement by and between Grantor and Newcourt dated of even date herewith, and (ii) to the extent and in the manner set forth in Section 4 of the Note.

         4. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Secured Party that:

              (a) Except for the security interest granted to Secured Party under this Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens except for Permitted Liens.

              (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Secured Party pursuant to this Security Agreement except for Permitted Liens.

              (c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, Secured Party has a fully perfected subordinated security interest in all of the Collateral to the extent such security interest may be perfected by filing financing statements in the State of Indiana.

              (d) Grantor's chief executive office, principal place of business and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof. The Collateral is presently located at such address and at such additional addresses set forth on Schedule A attached hereto.

         5. COVENANTS. Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

                  5.1 Disposition of Collateral. Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than the sale or lease of Readers in the ordinary course of Grantor's business.

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                  5.2  Relocation of Business or  Collateral.  Grantor shall not relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral (except as allowed pursuant to Section
5.1 immediately above) from such address(es) provided to Secured Party pursuant to Section 4(d) above without twenty (20) days prior written notice to Secured Party.

                  5.3 Limitation on Liens on Collateral. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to Secured Party under this Security Agreement.

                  5.4 Insurance. Maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Grantor.

                  5.5 Taxes, Assessments, Etc. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, Grantor's Equipment, Fixtures or Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

                  5.6 Maintenance of Records. Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

                  5.7 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, facilitating the filing of UCC-1 Financing Statements in all applicable jurisdictions.

         6.  RIGHTS AND REMEDIES UPON DEFAULT.

              (a) After any Event of Default shall have occurred and while such Event of Default is continuing, Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement, all rights and remedies of a Secured Party under the UCC.

              (b) Grantor also agrees to all fees, costs and expenses of Secured Party, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.


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              (c)  The Proceeds of any sale,  disposition or other  realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

         FIRST, to Secured Party in an amount sufficient to pay in full the reasonable costs of Secured Party in connection with the sale, disposition or other realization of the collateral, including all reasonable fees, costs, expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, reasonable attorneys' fees;

         SECOND, to Secured Party in an amount equal to the then unpaid Secured Obligations; and

         FINALLY, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

         7. LIMITATION ON SECURED PARTY'S DUTY IN RESPECT OF COLLATERAL. Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing, but failure of Secured Party to comply with any such request shall not in itself be deemed a failure to act reasonably.

         8. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         9. MISCELLANEOUS.

                  9.1      No Waiver; Cumulative Remedies.

                           (a)  Except as provided in  Subsection  (e) of this
Section 9.1, Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

                           (b)  The  rights  and  remedies  hereunder  provided
are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law.

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                           (c)  None of the terms or  provisions of this
Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

                  9.2 Termination of this Security Agreement. Subject to Section 8 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

                  9.3 Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the indebtedness and their respective successors and assigns. No sales of participation, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Secured Party hereunder.

                  9.4 Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such State, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

                  9.5 Notice. All notices under this Security Agreement shall be in writing and sent by United States mail, postage prepaid, by hand delivery, by a nationally recognized overnight courier, or by facsimile as follows:

         To Grantor:                RealMed Corporation
                                    10333 N. Meridian Street
                                    Suite 350
                                    Indianapolis, IN  46290
                                    Attention:  Robert J. Hicks, CEO
                                    Facsimile No.:  317/580-0027

         With a copy to:            Sommer & Barnard, PC
                                    4000 Bank One Tower
                                    111 Monument Circle
                                    Indianapolis, IN  46204
                                    Attention:  Eric R. Johnson
                                    Facsimile No.:  317/236-9802


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         To Secured Party:          Gemplus Corp.
                                    Suite 300
                                    3 Lagoon Drive
                                    Redwood City, California  94065-1566
                                    Attn:Legal Dept.
                                    Facsimile Number:  (650) 654-2920

Either party may change its address and/or facsimile number by giving notices as provided above. Notice shall be considered given and received on the actual delivery date or, if sent by mail and delivery cannot be made by the postal service, the last attempted delivery date, as indicated on the postage receipt(s).

                  9.6 Counterparts. This Security Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Security Agreement. Any facsimile transmission of a signed counterpart of this Agreement shall be deemed to be an original counterpart and all signatures appearing thereon shall be deemed to be originals.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.


ADDRESS OF GRANTOR                          REALMED CORPORATION

10333 N. Meridian Street

Suite 350

Indianapolis,  IN 46290                     By:

Telephone:  (317) 580-0658                  Printed Name: Robert J. Hicks

FAX: (317) 580-0027                         Title: Chief Executive Officer




ACCEPTED AND ACKNOWLEDGED BY:

GEMPLUS CORP.

By:

Printed Name:

Title:



Address of Secured Party:

Gemplus Corp.
Attn:Legal Dept.
Suite 300
3 Lagoon Drive
Redwood City, California  94065-1566



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                                   Schedule A
                             Location of Collateral



Inventory Warehouse Location:

         Langham Logistics
         7955 Zionsville Road
         Indianapolis, IN 46268

                                    Exhibit A


                             to Financing Statement

                     Between Gemplus Corp. as Secured Party

                       and RealMed Corporation, as Debtor


         This Financing Statement covers all right, title and interest of the Debtor in, to and under all of the following (collectively, the "Collateral"):

- each Reader for which payment of $135.00 (the "Payment") to the Secured Party has not been tendered; and

- to the extent not otherwise included, all Proceeds from the sale or other disposition of each Reader, not to exceed $135.00 per Reader, to the extent such Proceeds have not been tendered to Secured Party; and

         "Readers" means all Smart Card Readers, Part Number #GCR500 US-HC, in which Debtor now holds any interest, excepting all readers for which Debtor has tendered Payment to Secured Party; and

         "Proceeds" shall have the meaning as set forth in Section 9306(l) of the Uniform Commercial Code ("UCC") as may be in effect from time to time in the State of California, or the UCC that may apply to this security interest in any jurisdiction.